EXHIBIT A

[ENZO LOGO]                                                   NEWS
                                                              RELEASE
                                                              -----------------
                                                              Enzo Biochem, Inc.
                                                              527 Madison Avenue
                                                              New York, NY 10022
FOR IMMEDIATE RELEASE

              ENZO BIOCHEM, INC. FILES PATENT INFRINGEMENT LAWSUIT
               INVOLVING DNA SEQUENCING AGAINST APPLERA CORP. AND
                                   SUBSIDIARY

NEW YORK, NY JUNE 8, 2004 -- Enzo Biochem, Inc. announced today that it has filed a lawsuit in the United States District Court for the District of Connecticut against Applera Corporation and its subsidiary Tropix Inc. charging them with patent infringement arising out of the misappropriation of Enzo's proprietary and pioneering patented technologies related to DNA sequencing systems, and other products. The Complaint charges the Defendants with infringing United States Patent Nos. 5,476,928; 5,449,767; 5,328,824; 4,711,955;
5,082,830; and 4,994,373. Four of these patents are exclusively licensed to Enzo Biochem, Inc. by Yale University. Yale is also a named Plaintiff in the suit. The remaining patents are owned by Enzo Biochem, Inc.'s subsidiary, Enzo Life Sciences, Inc.

The asserted patents cover the pioneering technologies relating to compounds used in DNA sequencing systems to read the genetic code. These inventions cover compositions and methods for detecting and reading genetic materials. Enzo says that these pioneering patented products and technologies have paved the way for major developments in important areas in biological science and medicine. The applications for these inventions are diverse, ranging from detecting pathogens and human diseases, such as cancer, to decoding and analyzing the human genome.

The Complaint asserts that Applera and Tropix infringe the Plaintiffs' patent rights, and that they improperly make, use and sell the patented products and technologies, as well as providing others with unauthorized and prohibited access to the patented products and technologies. Plaintiffs' are seeking injunctive relief and monetary damages for the Defendants' patent infringement.

ABOUT ENZO

Enzo Biochem is engaged in the research, development and manufacture of innovative health care products based on molecular biology and genetic engineering techniques, and in providing diagnostic services to the medical community. The Company's proprietary labeling and detection products for gene sequencing and genetic analysis, with over 180 patents worldwide, are sold to the life sciences market throughout the world. The Company's therapeutic division is conducting clinical trials for HIV-1 infected patients and for patients infected with hepatitis B and hepatitis C viruses. The Company also holds a patent covering a method and materials for correcting point mutations, or small insertions or deletions of genetic material, that would allow for editing and correcting certain abnormalities in genes.

EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS NEWS RELEASE MAY BE CONSIDERED "FORWARD LOOKING" STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH STATEMENTS INCLUDE DECLARATIONS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND ITS MANAGEMENT. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD MATERIALLY AFFECT ACTUAL RESULTS. THE COMPANY DISCLAIMS ANY OBLIGATIONS TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

                                       ###


CONTACT:
     For: Enzo Biochem, Inc.
     Steve Anreder, 212-532-3232

     Or

     Ed Lewis, CEOcast, Inc., 212-732-4300